                                                                   EXHIBIT 99.1

                                NYSE SYMBOL - CNO

IMMEDIATE RELEASE                                      CONTACT:
WATSONVILLE, CALIFORNIA                                CORNERSTONE PROPANE
OCTOBER 27, 1998                                       RONALD J. GOEDDE, EVP/CFO
                                                       (831) 724-1921

                  CORNERSTONE PROPANE PARTNERS, L.P., ANNOUNCES
                   TRANSACTION WITH PROPANE CONTINENTAL, INC.

WATSONVILLE, CALIFORNIA - Cornerstone Propane Partners, L.P. (NYSE: CNO), ("Cornerstone" or the "Partnership"), today announced that they have entered into a definitive agreement to combine operations with Propane Continental, Inc. ("Propane Continental" or "PCI").

Propane Continental, the nation's 19th largest retail propane distributor, operates 34 propane customer service centers selling over 50 million gallons on a proforma basis annually in 11 states. Through Tri Power Fuels, its wholesale business, PCI distributes over 150 million gallons of propane and other natural gas liquids to independent dealers, resellers and end users predominately in the west, midwest, and northeast sections of the country. After the combination, Cornerstone will move up to #4 in the nation's "Top 50" propane retailers list.

"We are extremely excited about joining forces with PCI," said Keith G. Baxter, Cornerstone's president. "Propane Continental is well run and complements both our retail propane business and logistic and supply division (Coast Energy Group). In addition, their people are first rate and their culture of service is compatible with our team of dedicated professionals and our approach to the marketplace."

The price for the transaction is expected to be approximately $110-$120 million, including debt to be refunded. It will be financed with approximately 50% common unit equity and 50% long-term debt. The combination of the two companies, after considering financing and transaction costs, is expected to increase both Cornerstone's EBITDA per unit and its available cash coverage per unit. Closing is scheduled this calendar year, although it is subject to a number of conditions, including the expiration of applicable Hart Scott Rodino waiting periods.

"This transaction is an important and timely move for our company," said Thomas E. Knauff, president of Propane Continental. "Our industry is experiencing a period of dramatic convergence," Knauff continued, "and Cornerstone is a premier and progressive leader of this trend. Moreover, their dedication to excellent customer service and employee relations make them the right partner for PCI to march forward with." Knauff will remain as president of Propane Continental and continue to have overall responsibility for all their retail operations. He will also assume the additional role of Executive Vice President-Corporate Development at Cornerstone with responsibility for the HVAC market segment.

Cornerstone Propane Partners, L.P. is a master limited partnership. The partnership believes it is the nation's fifth largest retail propane marketer serving over 385,000 customers with sales of approximately 250 million gallons annually in 29 states through over 280 customer service centers. Through its Coast Energy Group division, the Partnership also markets over 330 million gallons of natural gas liquids annually to resellers and end users and an average of 285,000 mmbtus per day of natural gas and 12,400 barrels per day of crude oil. For more information, please visit CNO's website at www.cornerstonepropane.com.

THE INFORMATION PRESENTED HEREIN MAY CONTAIN CERTAIN "FORWARD-LOOKING STATEMENTS" WITH THE MEANING OF THE FEDERAL SECURITIES LAWS. THE PARTNERSHIP'S ACTUAL FUTURE PERFORMANCE WILL BE AFFECTED BY A NUMBER OF FACTORS, RISKS AND UNCERTAINTIES, INCLUDING WITHOUT LIMITATION, WEATHER CONDITIONS, REGULATORY CHANGES, COMPETITIVE FACTORS, THE PARTNERSHIP'S SUCCESS IN DEALING WITH THE YEAR 2000 ISSUES AND THE OPERATIONS OF VENDORS, SUPPLIERS AND CUSTOMERS, MANY OF WHICH ARE BEYOND THE PARTNERSHIP'S CONTROL. FUTURE EVENTS AND RESULTS MAY VARY SUBSTANTIALLY FROM WHAT THE PARTNERSHIP CURRENTLY FORESEES, AND THERE CAN BE NO ASSURANCE THAT THE PARTNERSHIP'S ACTUAL RESULTS WILL NOT DIFFER MATERIALLY FROM ITS EXPECTATIONS. THE PARTNERSHIP UNDERTAKES NO OBLIGATION TO PUBLICLY RELEASE ANY REVISION TO THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE OF SUCH STATEMENTS OR TO REFLECT THE OCCURRENCE OF ANTICIPATED OR UNANTICIPATED EVENTS.

                                       ###